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                     FIRST SUNAMERICA LIFE INSURANCE COMPANY

                       MAXIMUM ANNIVERSARY VALUE OPTIONAL
                            DEATH BENEFIT ENDORSEMENT

Notwithstanding any provision in the Contract or Certificate ("Contract") to the contrary, this Endorsement becomes a part of the Contract to which it is attached. Should any provision in this Endorsement conflict with the Contract, the provisions of this Endorsement will prevail. Capitalized terms used in this Endorsement have the same meaning as they have in the Contract.

This Endorsement modifies the "DEATH PROVISIONS" in the Contract as set forth below.

                                ENDORSEMENT DATA

MAXIMUM ANNIVERSARY VALUE     Annual fee of 0.25% of the average daily ending
OPTIONAL DEATH BENEFIT        value of the assets attributable to the
CHARGE:                       Accumulation Units of the Variable Portfolio(s) to
                              which Your Contract is allocated. We deduct this
                              charge daily. This charge is in addition to other
                              charges, fees and expenses described in Your
                              Contract.

The "AMOUNT OF DEATH BENEFIT" provisions are modified as follows:

      MAXIMUM ANNIVERSARY VALUE DEATH BENEFIT

      Upon Our receipt of all Required Documentation at Our Annuity Service Center, the Death Benefit payable upon the death of the Owner will be calculated. The death benefit calculation is different depending on whether a living benefit or guaranteed minimum withdrawal benefit has been elected and if the benefit has been terminated.

      If You were Age 80 or younger on the Contract Date and did not elect a living benefit or guaranteed minimum withdrawal benefit, We will calculate the Death Benefit as the greatest of:

            1. The Contract Value for the NYSE business day during which We receive all Required Documentation at Our Annuity Service Center; or

            2. Net Purchase Payment(s) received prior to the Owner's 86th birthday; or

            3. The Maximum Anniversary Value that is equal to the greatest anniversary value determined prior to the earlier of the

                        i)    Your 83rd birthday; or

                        ii)   Your date of death;

                  plus Purchase Payment(s) received since that Contract anniversary, but prior to Your 86th birthday, and this sum is reduced proportionately for any Withdrawals since that Contract anniversary.

      If You were Age 80 or younger on the Contract Date and elected a living benefit or guaranteed minimum withdrawal benefit, We will calculate the Death Benefit as the greatest of:

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            1.    The Contract Value for the NYSE business day during which We receive all Required Documentation at Our Annuity Service Center; or

            2. Purchase Payment(s) received prior to Your 86th birthday reduced by a) or b) as follows:

                        a) any Withdrawal Adjustments if the benefit has not been terminated;

                        b) any Withdrawal Adjustments prior to the date the benefit is terminated, and reduced proportionately for any Withdrawals on and after the date the benefit is terminated.

            3. The Maximum Anniversary Value that is equal to the greatest anniversary value determined prior to the earlier of:

                        i)    Your 83rd birthday; or

                        ii)   Your date of death;

                  plus Purchase Payment(s) received since that Contract anniversary, but prior to Your 86th birthday, and this sum is reduced by a) or b) as follows:

                        a) any Withdrawal Adjustments if the benefit has not been terminated;

                        b) any Withdrawal Adjustments prior to the date the benefit is terminated, and reduced proportionately for any Withdrawals on and after the date the benefit is terminated.

      NOTE: In declining market environments, the Death Benefit payable may be less than the Purchase Payments received.

      SPOUSAL BENEFICIARY CONTINUATION

      If the Spousal Beneficiary continues the Contract on the Continuation Date and upon Our receipt of all Required Documentation at Our Annuity Service Center, the Death Benefit payable upon the death of the Spousal Beneficiary will be as follows:

      If the Spousal Beneficiary was age 80 or younger on the Continuation Date, and if the Owner did not elect a living benefit or guaranteed minimum withdrawal benefit, We will calculate the Death Benefit as the greatest of:

            1. The Contract Value for the NYSE business day during which We receive all Required Documentation at Our Annuity Service Center; or

            2. The Contract Value on the Continuation Date, plus Purchase Payment(s) received after the Continuation Date and prior to the Spousal Beneficiary's 86th birthday and this sum is reduced proportionately for any Withdrawals after the Continuation Date; or

            3. The Maximum Anniversary Value after the Continuation Date that is equal to the greatest anniversary value determined prior to the earlier of:

                        i)    The Spousal Beneficiary's 83rd birthday; or

                        ii)   The Spousal Beneficiary's date of death;

                  plus Purchase Payment(s) received after the Continuation Date and since that Contract anniversary, and prior to the Spousal Beneficiary's 86th birthday and this sum is reduced proportionately for any Withdrawals since that Contract anniversary.

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      If the Spousal Beneficiary was age 80 or younger on the Continuation Date, and if the Owner elected a living benefit or guaranteed minimum withdrawal benefit, We will calculate the Death Benefit as the greatest of:

            1. The Contract Value for the NYSE business day during which We receive all Required Documentation at Our Annuity Service Center; or

            2. The Contract Value on the Continuation Date, plus Purchase Payment(s) received after the Continuation Date and prior to the Spousal Beneficiary's 86th birthday and this sum is reduced by a) or b) as follows:

                        a) any Withdrawal Adjustments if the benefit has not been terminated;

                        b) any Withdrawal Adjustments prior to the date the benefit is terminated, and reduced proportionately for any Withdrawals on and after the date the benefit is terminated; or

            3. The Maximum Anniversary Value after the Continuation Date that is equal to the greatest anniversary value determined prior to the earlier of:

                        i)    The Spousal Beneficiary's 83rd birthday; or

                        ii)   The Spousal Beneficiary's date of death;

                  plus Purchase Payment(s) received after the Continuation Date and since that Contract anniversary, and prior to the Spousal Beneficiary's 86th birthday and this sum is reduced by a) or
                  b) as follows:

                        a) any Withdrawal Adjustments since that anniversary if the benefit has not been terminated;

                        b) any Withdrawal Adjustments since that anniversary but prior to the date the benefit is terminated, and reduced proportionately for any Withdrawals since that anniversary that occur on and after the date the benefit is terminated.

      If the Spousal Beneficiary was at least age 81 but younger than age 86 on the Continuation Date, and if the Owner did not elect a living benefit or guaranteed minimum withdrawal benefit, We will calculate the Death Benefit as the greater of:

            1. The Contract Value for the NYSE business day during which We receive all Required Documentation at Our Annuity Service Center; or

            2. The Contract Value on the Continuation Date, plus Purchase Payment(s) received after the Continuation Date, and prior to the Spousal Beneficiary's 86th birthday, and this sum is reduced proportionately for any Withdrawals after the Continuation Date.

      If the Spousal Beneficiary was at least age 81 but younger than age 86 on the Continuation Date, and if the Owner elected a living benefit or guaranteed minimum withdrawal benefit, We will calculate the Death Benefit as the greater of:

            1. The Contract Value for the NYSE business day during which We receive all Required Documentation at Our Annuity Service Center; or

            2. The Contract Value on the Continuation Date, plus Purchase Payment(s) received after the Continuation Date and prior to the Spousal Beneficiary's 86th birthday and this sum is reduced by:

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                        a)    any Withdrawal Adjustments after the Continuation
                              Date if the benefit has not been terminated; or

                        b) any Withdrawal Adjustments after the Continuation Date and prior to the date the benefit is terminated, and reduced proportionately for any Withdrawals after the Continuation Date that occur on and after the date the benefit is terminated.

WITHDRAWAL ADJUSTMENTS

If a living benefit or guaranteed minimum withdrawal benefit is elected and the benefit has not been terminated, the amount of the Death Benefit will be adjusted for Withdrawals as follows:

            1. If the current Contract Year's cumulative Withdrawals, including the current Withdrawal, are taken prior to your 81st birthday and are less than or equal to the Maximum Annual Withdrawal Amount, the amount of adjustment will be the amount of each Withdrawal; or

            2. If the current Contract Year's cumulative Withdrawals, including the current Withdrawal, are taken on and/or after your 81st birthday and/or are in excess of the Maximum Annual Withdrawal Amount, the amount of adjustment is equal to the proportion that the amount of each Withdrawal in excess of the Maximum Annual Withdrawal Amount reduces the Contract Value.

If the Spousal Beneficiary was age 86 or older on the Continuation Date, the Death Benefit will be the Contract Value for the NYSE business day during which We receive all Required Documentation at Our Annuity Service Center.

The Death Benefit payable will accrue interest at Our current rate from the date of death to the date the Death Benefit is distributed.

Signed for the Company to be effective on the Contract Date.

FIRST SUNAMERICA LIFE INSURANCE COMPANY

-s- Bruce R. Abrams
----------------------------------
Bruce R. Abrams
PRESIDENT

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